UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report: August 12, 2008

a21, Inc.

(Exact name of registrant as specified in its charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-51285 (Commission File Number)	74-2896910 (I.R.S. Employer Identification No.)
7660 Centurion Parkway, Jacksonville, Florida (Address of Principal Executive Offices)		32256 (Zip Code)

Registrant’s telephone number, including areas code:  (904) 565-0066

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2008, Thomas Costanza, the Chief Financial Officer of a21, Inc. (the “Company”), resigned from his position with the Company.  The Company accepted Mr. Costanza’s resignation on August 15, 2008.  Mr. Costanza is receiving severance in accordance with the terms of his employment agreement with the Company.

On August 15, 2008, the Board of Directors of the Company appointed R. LaDuane Clifton, 36, as its interim Chief Financial Officer.  Mr. Clifton has been the Company’s Corporate Controller since March 2007.  Prior to that time, from August 2004 to March 2007, Mr. Clifton was employed by KPMG LLP, most recently as a Senior Auditor. From August 1991 until August of 2004, Mr. Clifton was employed in various roles with Aetna Inc., most recently as a Regional Medical Cost Manager.  Mr. Clifton received a B.B.A. in accounting and an M.B.A. from the University of North Florida and is a Certified Public Accountant.

Item 9.01.  Financial Statements and Exhibits.
Exhibit	Description
99.1	Press release dated August 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

a21, INC.

By:           /s/ John Z. Ferguson

John Z. Ferguson

Chief Executive Officer

Dated: August 18, 2008

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated August 18, 2008